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                                                                 Exhibit 99(iii)



                             NACCO Industries, Inc.
                 Unaudited Consolidating Statement of Cash Flows
                      For the Year Ended December 31, 2000
                                  (In millions)



                                                                                              NMHG        Housewares       NACoal
                                                                                           -----------  ---------------  -----------
Operating Activities
Net income                                                                                 $     21.3   $          8.8   $     12.6
Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation, depletion and amortization                                                     54.6             19.3         31.9
    Deferred income taxes                                                                       (12.2)            (2.8)         3.9
    Minority interest (income) expense                                                           (1.1)               -          1.0
    Extraordinary gain                                                                              -                -            -
    Provision for severance                                                                      13.9              1.7            -
    Other non-cash items                                                                         (5.1)             0.3          1.9
Working capital changes, excluding the effect of business acquisitions:
    Intercompany receivable/payable                                                              (1.5)             1.2         (8.6)
    Accounts receivable                                                                         (36.3)            16.5         (3.5)
    Inventories                                                                                 (19.0)            (5.2)        (1.8)
    Other current assets                                                                          0.9              1.0         (0.7)
    Accounts payable and other liabilities                                                       47.1            (16.4)         2.7
                                                                                           -----------  ---------------  -----------
Net cash provided by (used for) operating activities                                             62.6             24.4         39.4
                                                                                           -----------  ---------------  -----------

Investing Activities
    Expenditures for property, plant and equipment                                              (51.8)           (22.0)       (19.2)
    Proceeds from the sale of property, plant, and equipment                                     10.1              2.6          1.2
    Acquisitions of businesses, net of cash acquired                                            (16.6)               -       (128.7)
    Investments in unconsolidated affiliates                                                     (1.4)               -         (8.9)
    Intercompany loans                                                                            7.0                -         11.1
    Other - net                                                                                     -                -         (1.2)
                                                                                           -----------  ---------------  -----------
Net cash used for investing activities                                                          (52.7)           (19.4)      (145.7)
                                                                                           -----------  ---------------  -----------

Financing Activities
    Additions to long-term debt and revolving credit agreements                                  38.6              1.9        145.5
    Reductions to long-term debt and revolving credit agreements                                (46.1)            (0.4)       (15.2)
    Additions to obligations of project mining subsidiaries                                         -                -         53.7
    Reductions of obligations of project mining subsidiaries                                        -                -        (70.3)
    Deferred financing fees                                                                         -                -         (1.8)
    Cash dividends paid                                                                         (10.0)            (1.7)        (4.6)
    Capital grants                                                                                0.4                -            -
    Other-net                                                                                       -                -         (1.5)
                                                                                           -----------  ---------------  -----------
Net cash provided by (used for) financing activities                                            (17.1)            (0.2)       105.8
                                                                                           -----------  ---------------  -----------

Effect of exchange rate changes on cash                                                           0.5             (0.1)           -
                                                                                           -----------  ---------------  -----------

Cash and Cash Equivalents
Increase (decrease) for the year                                                                 (6.7)             4.7         (0.5)
Balance at the beginning of the year                                                             31.1              2.9          2.2
                                                                                           -----------  ---------------  -----------
Balance at the end of the year                                                             $     24.4   $          7.6   $      1.7
                                                                                           ===========  ===============  ===========
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

                                                                                               NACCO             NACCO
                                                                                             and Other       Consolidated
                                                                                            ------------    ----------------
Operating Activities
Net income                                                                                  $      25.0     $          67.7
Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation, depletion and amortization                                                        0.3               106.1
    Deferred income taxes                                                                          (1.4)              (12.5)
    Minority interest (income) expense                                                                -                (0.1)
    Extraordinary gain                                                                            (29.9)              (29.9)
    Provision for severance                                                                           -                15.6
    Other non-cash items                                                                            3.0                 0.1
Working capital changes, excluding the effect of business acquisitions:                                                   -
    Intercompany receivable/payable                                                                 8.9                   -
    Accounts receivable                                                                            (1.6)              (24.9)
    Inventories                                                                                       -               (26.0)
    Other current assets                                                                              -                 1.2
    Accounts payable and other liabilities                                                          2.3                35.7
                                                                                            ------------    ----------------
Net cash provided by (used for) operating activities                                                6.6               133.0
                                                                                            ------------    ----------------

Investing Activities
    Expenditures for property, plant and equipment                                                 (0.3)              (93.3)
    Proceeds from the sale of property, plant, and equipment                                        1.4                15.3
    Acquisitions of businesses, net of cash acquired                                                  -              (145.3)
    Investments in unconsolidated affiliates                                                          -               (10.3)
    Intercompany loans                                                                            (18.1)                  -
    Other - net                                                                                     0.6                (0.6)
                                                                                            ------------    ----------------
Net cash used for investing activities                                                            (16.4)             (234.2)
                                                                                            ------------    ----------------

Financing Activities
    Additions to long-term debt and revolving credit agreements                                       -               186.0
    Reductions to long-term debt and revolving credit agreements                                      -               (61.7)
    Additions to obligations of project mining subsidiaries                                           -                53.7
    Reductions of obligations of project mining subsidiaries                                          -               (70.3)
    Deferred financing fees                                                                           -                (1.8)
    Cash dividends paid                                                                             9.1                (7.2)
    Capital grants                                                                                    -                 0.4
    Other-net                                                                                       0.7                (0.8)
                                                                                            ------------    ----------------
Net cash provided by (used for) financing activities                                                9.8                98.3
                                                                                            ------------    ----------------

Effect of exchange rate changes on cash                                                               -                 0.4
                                                                                            ------------    ----------------

Cash and Cash Equivalents
Increase (decrease) for the year                                                                      -                (2.5)
Balance at the beginning of the year                                                                  -                36.2
                                                                                            ------------    ----------------
Balance at the end of the year                                                              $         -     $          33.7
                                                                                            ============    ================
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